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                                                                  Exhibit (a)(5)

       Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Nominees.
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                          OFFER TO PURCHASE FOR CASH

                    ALL OUTSTANDING SHARES OF COMMON STOCK

            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                      OF

                         STEEL OF WEST VIRGINIA, INC.

                                      AT

                             $10.75 NET PER SHARE

                                      BY

                            SWVA ACQUISITION, INC.

                         A WHOLLY OWNED SUBSIDIARY OF

                      ROANOKE ELECTRIC STEEL CORPORATION

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON TUESDAY, DECEMBER 15, 1998, UNLESS THE OFFER IS EXTENDED.


                                                              November 17, 1998

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase, dated November 17, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by SWVA Acquisition, Inc., a Virginia corporation (the "Purchaser") and a wholly owned subsidiary of Roanoke Electric Steel Corporation, a Virginia corporation (the "Parent"), to purchase all of the outstanding shares of Common Stock, $0.01 par value per share (the "Shares"), of Steel of West Virginia, Inc., a Delaware corporation (the "Company"), and the associated rights to purchase Common Stock of the Company (the "Rights") issued pursuant to the Rights Agreement dated as of March 19, 1997, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent, as amended on November 10, 1998 , at a purchase price of $10.75 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the "Offer"). Unless the context otherwise requires, all references herein to Shares include the associated Rights.

  We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

  We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

  Your attention is directed to the following:

    1. The tender price is $10.75 per share, net to the seller in cash without interest thereon.

    2. The Offer is made for all of the outstanding Shares, and is conditioned upon, among other things, Shares representing more than 50% of the voting power (determined on a fully-diluted basis) of all securities of the Company entitled to vote generally in the election of directors or in a merger being validly tendered and not properly withdrawn prior to the expiration of the Offer (excluding Shares issuable pursuant to the Stock Option Agreement, as defined in the Offer to Purchase). The Offer is also subject to other terms and conditions set forth in the Offer to Purchase.

    3. The Board of Directors of the Company has unanimously determined that each of the transactions contemplated by the Merger Agreement (as defined below) including each of the Offer and the Merger (as defined below), are fair to
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  and in the best interests of the stockholders of the Company and unanimously recommends that holders of the Shares accept the Offer and tender their Shares to the Purchaser.

    4. The Offer and withdrawal rights will expire at 12:00 midnight, Eastern Standard Time, on Tuesday, December 15, 1998, unless the Offer is extended.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

  The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) any holders of Shares in such state. In any jurisdiction whose securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed made on behalf of the Purchaser by or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form.

  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.


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                       INSTRUCTIONS WITH RESPECT TO THE
       OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                      OF

                         STEEL OF WEST VIRGINIA, INC.

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated November 17, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal pursuant to an offer by SWVA Acquisition, Inc., a Virginia corporation and a wholly owned subsidiary of Roanoke Electric Steel Corporation, a Virginia corporation, to purchase all outstanding shares of Common Stock, $0.01 par value per share (including the associated Common Stock purchase rights) ("Shares"), of Steel of West Virginia, Inc., a Delaware corporation, at a price of $10.75 per Share net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

   NUMBER OF SHARES TO BE                          SIGN HERE
         TENDERED*

                                       ----------------------------------

SHARES:
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                                                  SIGNATURE(S)

ACCOUNT NUMBER:
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Dated           , 199
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                                              PLEASE PRINT NAME(S)

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                                       ----------------------------------
                                                    ADDRESS

                                       ----------------------------------
                                         AREA CODE AND TELEPHONE NUMBER

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                                          TAX IDENTIFICATION OR SOCIAL
                                                SECURITY NUMBER
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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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